Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-200647) and the Registration Statements on Form S-8 (Nos. 333-52120, 333-52122, 333-52124, 333-73052, 333-87722, 333-87726, 333-124619, 333-124620, 333-136176, 333-136177, 333-168497, 333-168498, 333-176009, 333-176011, 333-188792, 333-188814, 333-190272 and 333-197707) of Aetna Inc. of our report dated February 18, 2016 relating to the financial statements of Humana Inc., which appears in this Current Report on Form 8‑K of Aetna Inc.
/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
June 2, 2016